As filed with the Securities and Exchange Commission on May 17, 2023

Registration No. 333-271744

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY TRANSFER LP

(Exact name of registrant as specified in its charter)

Delaware	8111 Westchester Drive, Suite 600 Dallas, Texas 75225	30-0108820
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Thomas E. Long

Co-Chief Executive Officer

Energy Transfer LP

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(214) 981-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

George J. Vlahakos

Jon W. Daly

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, Texas 77002

(713) 495-4522

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 is being filed for the purpose of filing Exhibit 4.1 to the Registration Statement (Commission File No. 333-271744). No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee		$61,087
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

As provided in our partnership agreement, which is incorporated herein by reference and described in greater detail in “Our Partnership Agreement” beginning on page 14 of this registration statement, we will generally indemnify our general partner, officers, directors and affiliates of our general partner to the fullest extent permitted by law against all losses, claims, damages or similar events; provided, that the indemnitee will not be indemnified and held harmless if there has been a final and non-appealable judgement entered by a court of competent jurisdiction determining that, in respect of the matter for which the indemnitee is seeking indemnification, the indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful. Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever subject to such standards and restrictions as are set forth in our partnership agreement.

To the extent that the indemnification provisions of our partnership agreement purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable.

We also maintain insurance coverage under a policy insuring our directors and officers against certain liabilities which they may incur in their capacity as such.

Item 16. Exhibits

Exhibit Number	Description of Document

3.1	Certificate of Limited Partnership of Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 3.2 of Form S-1, File No. 333-128097, filed September 2, 2005).

3.2	Certificate of Amendment to Certificate of Limited Partnership of Energy Transfer LP (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed October 19, 2018).

Exhibit Number	Description of Document

3.3	Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated February 8, 2006 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed February 14, 2006).

3.4	Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated November 1, 2006 (incorporated by reference to Exhibit 3.3.1 of Form 10-K, File No. 1-32740, filed November 29, 2006).

3.5	Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated November 9, 2007 (incorporated by reference to Exhibit 3.3.2 of Form 8-K, File No. 1-32740, filed November 13, 2007).

3.6	Amendment No. 3 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated May 26, 2010 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed June 2, 2010).

3.7	Amendment No. 4 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated December 23, 2013 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed December 27, 2013).

3.8	Amendment No. 5 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated as of March 8, 2016 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed March 9, 2016).

3.9	Amendment No. 6 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated October 19, 2018 (incorporated by reference to Exhibit 3.2 of Form 8-K, File No. 1-32740, filed October 19, 2018).

3.10	Amendment No. 7 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer LP dated as of August 6, 2019 (incorporated by reference to Exhibit 3.10 of Form 10-Q, File No. 1-32740, filed August 8, 2019).

3.11	Amendment No. 8 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer LP dated as of April 1, 2021 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed April 2, 2021).

3.12	Amendment No. 9 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer LP dated as of June 15, 2021 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed June 15, 2021).

4.1*	Registration Rights Agreement, dated as of May 2, 2023, among Energy Transfer LP and the parties set forth on Schedule I hereto

5.1**	Opinion of Sidley Austin LLP.

8.1**	Opinion of Sidley Austin LLP as to certain tax matters.

23.1**	Consent of Sidley Austin LLP (included in Exhibit 5.1 and Exhibit 8.1).

23.2**	Consent of Grant Thornton LLP.

24.1**	Powers of Attorney.

107**	Filing Fee Table.

*	Filed herewith.
**	Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(b)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(e)

that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 17, 2023.

Energy Transfer LP

By:	LE GP, LLC, its general partner

By:	/s/ Thomas E. Long
Thomas E. Long
Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed by the following persons in the capacities indicated, which are with LE GP, LLC, the general partner of Energy Transfer LP, on May 17, 2023.

Signature	Title

* Kelcy L. Warren	Executive Chairman

* Marshall S. McCrea, III	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)

/s/ Thomas E. Long Thomas E. Long	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)

* Dylan A. Bramhall	Group Chief Financial Officer (Principal Financial Officer)

* A. Troy Sturrock	Group Senior Vice President and Controller (Principal Accounting Officer)

* Steven R. Anderson	Director

Signature	Title

* Richard D. Brannon	Director

* Michael K. Grimm	Director

* John W. McReynolds	Director

* James R. Perry	Director

* Matthew S. Ramsey	Director

* By:	/s/ Thomas E. Long
Thomas E. Long
Attorney-in-Fact